UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2008
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
LIN Television Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Richmond Square, Suite 200, Providence, Rhode Island 02906
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
(a) At the close of business on May 15, 2008, LIN Television Corporation (the “Company”) received notice that all of the holders of its 2.50% Exchangeable Senior Subordinated Debentures (the “Securities”) had exercised their irrevocable right to require the Company to purchase their Securities at 100% of the principal amount representing an aggregate amount of $125.0 million in accordance with the terms of the Securities. On May 16, 2008, the Company purchased the Securities tendered for $125.0 million. The Company used $115.0 million of its $275.0 million available revolving credit facility, along with operating cash balances, to complete the transaction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each of LIN TV Corp. and LIN Television Corporation, have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIN TV Corp. LIN Television Corporation
Date: May 16, 2008	By:	/s/ William A. Cunningham
	Name:	William A. Cunningham
	Title:	Vice President and Controller